NUMBER: **331814**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

FEATHER GOLD RESOURCES LTD.

has this day changed its name to

SOVEREIGN CHIEF VENTURES LTD.

Issued *under my hand at Victoria, British Columbia*
on October 05, 1995

JOHN S. POWELL
Registrar of Companies

CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

331814

Province of British Columbia
Ministry of Finance and Corporate Relations
REGISTRAR OF COMPANIES

COMPANY ACT

Certificate

I HEREBY CERTIFY THAT

GOLDEN FEATHER MINES LTD.

HAS THIS DAY CHANGED ITS NAME TO THE NAME

FEATHER GOLD RESOURCES LTD.

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA

THIS 3RD DAY OF JUNE, 1988

B. Beckwith

B. BECKWITH
ASST. DEPUTY REGISTRAR OF COMPANIES

CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

331814

Province of British Columbia
Ministry of Finance and Corporate Relations
REGISTRAR OF COMPANIES

COMPANY ACT

Certificate

I HEREBY CERTIFY THAT

331814 B.C. LTD.

HAS THIS DAY CHANGED ITS NAME TO THE NAME

GOLDEN FEATHER MINES LTD.

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 24TH DAY OF DECEMBER, 1987

ROBERTA J. LOWDON
DEPUTY REGISTRAR OF COMPANIES